EXHIBIT 99.1

World Omni Auto Receivables Trust 2003-B

Annual Servicer Certificate

For the Period October 16, 2003 Through December 31, 2003

Aggregate Note Amount	Aggregate Note Amount
Original Note Balance	913,100,000.00
Principal distributable amount	60,613,565.92

Note Balance @ 12/31/03	852,486,434.08

Note Amount	Class A-1 Note Amount
Original Note Balance	215,000,000.00
Principal distributable amount	60,613,565.92

Note Balance @ 12/31/03	154,386,434.08

Note Amount	Class A-2 Note Amount
Original Note Balance	223,000,000.00
Principal distributable amount	—

Note Balance @ 12/31/03	223,000,000.00

Note Amount	Class A-3
Original Note Balance	235,000,000.00
Principal distributable amount	—

Note Balance @ 12/31/03	235,000,000.00

Note Amount	Class A-4 Note Amount
Original Note Balance	201,000,000.00
Principal distributable amount	—

Note Balance @ 12/31/03	201,000,000.00

Note Amount	Class B Note Amount
Original Note Balance	39,100,000.00
Principal distributable amount	—

Note Balance @ 12/31/03	39,100,000.00

Distributable Amounts	Total
Interest Distributable Amount	2,097,446.33
Principal Distributable Amount	60,613,565.92

Total	62,711,012.25

Distributable Amounts	Class A-1
Interest Distributable Amount	261,124.16
Principal Distributable Amount	60,613,565.92

Total	60,874,690.08

Distributable Amounts	Class A-2
Interest Distributable Amount	410,196.11

Aggregate Note Amount
Principal Distributable Amount	—

Total	410,196.11

Distributable Amounts	Class A-3
Interest Distributable Amount	617,527.77
Principal Distributable Amount	—

Total	617,527.77

Distributable Amounts	Class A-4
Interest Distributable Amount	689,039.17
Principal Distributable Amount	—

Total	689,039.17

Distributable Amounts	Class B
Interest Distributable Amount	119,559.12
Principal Distributable Amount	—

Total	119,559.12

Note Factors	Series A-1	Series A-2
12/31/2003	71.8076438%	100.0000000%

Note Factors	Series A-3	Series A-4
12/31/2003	100.0000000%	100.0000000%

Note Factors	Series B
12/31/2003	100.0000000%

Pool Data	$	#
Original Pool Balance	920,000,000.00	44,944
Principal Payments	54,549,027.50	1,384
Defaulted Receivables	40,387.34	3
Pool Balance at 12/31/03	865,410,585.16	43,557
Overcollateralization Target Amount	19,566,749.97
Recoveries	5,855.40

Weighted Average APR	7.16%
Weighted Average Remaining Term	54.95

	Aggegate Net Losses	Net Loss Ratio
November	19,639.93	0.03%
December	14,892.01	0.02%

Average Net Loss Ratio		0.02%

Noteholders’ 1st Priority Princ Dist Amount	0.00

Noteholders’ 2nd Priority Princ Dist Amount	0.00

Account Balances	Advance	Reserve Fund
Balance as of 10/16/03	0.00	0.00
Balance as of 12/31/03	87,073.22	3,833,506.60
Change	87,073.22	3,833,506.60

		Pre-Funding
Balance as of 10/16/03		0.00
Balance as of 12/31/03		154,011,364.75
Change		154,011,364.75

	Maximum Carry	Negative Carry
Balance as of 10/16/03	829,719.32	829,719.32
Balance as of 12/31/03	635,714.41	578,457.40
Change	(194,004.91)	(251,261.92)
Excess to Noteholders	—

Distribution per $1,000	Total
Distribution Amount	68.6792380
Interest Distribution Amount	2.2970609
Interest Carryover Shortfall	0.0000000
Principal Distribution Amount	66.3821771

Distribution per $1,000	Class A-1
Distribution Amount	283.1380934
Interest Distribution Amount	1.2145310
Interest Carryover Shortfall	0.0000000
Principal Distribution Amount	281.9235624

Distribution per $1,000	Class A-2
Distribution Amount	1.8394444
Interest Distribution Amount	1.8394444
Interest Carryover Shortfall	0.0000000
Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-3
Distribution Amount	2.6277778
Interest Distribution Amount	2.6277778
Interest Carryover Shortfall	0.0000000
Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-4
Distribution Amount	3.4280556
Interest Distribution Amount	3.4280556
Interest Carryover Shortfall	0.0000000
Principal Distribution Amount	0.0000000

Distribution per $1,000	Class B
Distribution Amount	3.0577779
Interest Distribution Amount	3.0577779
Interest Carryover Shortfall	0.0000000
Principal Distribution Amount	0.0000000

Servicing Fee	Total
Amount of Servicing Fee Paid	1,568,393.99
Total Unpaid	0.00

Delinquent Receivables	#	$
Past Due 31-60 days	421	5,837,931.04
Past Due 61-90 days	65	943,123.42
Past Due 91 + days	26	443,933.87

Total	512	7,224,988.33